                                                              EXHIBIT (h)(20)(b)

                   AMENDMENT NO. 4 TO PARTICIPATION AGREEMENT

     This AMENDMENT NO. 4 TO PARTICIPATION AGREEMENT dated as of July 1, 2008, by and among VANGUARD VARIABLE INSURANCE FUND, THE VANGUARD GROUP, INC., VANGUARD MARKETING CORPORATION and THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK.

                                   WITNESSETH:

     WHEREAS, the parties hereto have entered into a Participation Agreement dated as of October 2, 2000 (the "Participation Agreement"), pursuant to which the Sponsor has agreed to make shares of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company's Variable Insurance products; and

     WHEREAS, the parties desire to modify the Participation Agreement in certain respects;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Participation Agreement.

2. Amendment of Participation Agreement. The Participation Agreement is hereby amended by replacing Schedule A to the Participation Agreement with Schedule A attached to this Amendment.

3. No Other Modifications. Except as specifically modified hereby, the Participation Agreement remains in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

VANGUARD VARIABLE INSURANCE FUND


By:
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Name:
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Title:
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THE VANGUARD GROUP, INC.


By:
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Name:
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Title:
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VANGUARD MARKETING CORPORATION


By:
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Name:
      ----------------------------------
Title:
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THE UNITED STATES LIFE INSURANCE COMPANY
IN THE CITY OF NEW YORK


By:                                         Attest:
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Name:                                       Name:
      ----------------------------------          ------------------------------
Title:                                      Title:
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                                            [Corporate Seal]

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
                             (Revised July 1, 2008)

Name of Separate Account    Contracts Funded by Separate Account
-------------------------   -------------------------------------------------
Separate Account USL VL-R   Platinum Investor VUL Flexible Premium Life
(August 8, 1997)            Platinum Investor Survivor VUL Last Survivor
                               Flexible Premium Life Insurance Policy
                               (effective 10/1/2001)
                            Platinum Investor PLUS (effective 9/5/2003)
                            Platinum Investor VIP VUL (effective 1/2/2007)
                            AIG Protection Advantage VUL (effective 7/1/2008)

Separate Account USL VA-R   Platinum Investor Immediate VA (effective
(August 8, 1997)               9/5/2003)